UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 27, 1998


                         THE BLACK & DECKER CORPORATION
             (Exact name of registrant as specified in its charter)


       Maryland                    1-1553                        52-0248090
(State of Incorporation)   (Commission File Number)     (I.R.S. Employer Identi-
                                                            fication Number)


          Towson, Maryland                                        21286
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:            410-716-3900


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS
On January 27, 1998, the Corporation reported its earnings for the quarter and year ended December 31, 1997, and announced a strategic repositioning, including planned divestitures and global restructuring. On January 27, 1998, the Corporation also announced that its Board of Directors had approved a stock repurchase program. Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Corporation's press release dated January 27, 1998.

Forward Looking Statements
This Current Report on Form 8-K includes statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. By their nature, all forward looking statements involve risk and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements for a number of reasons, including but not limited to: market acceptance of the new products introduced in 1997 and scheduled for introduction in 1998; the level of sales generated from these new products relative to expectations, based on the existing investments in productive capacity and commitments of the Corporation to fund advertising and product promotions in connection with the introduction of these new products; the ability of the Corporation and its suppliers to meet scheduled timetables for new product introductions; unforeseen competitive pressure or other difficulty in penetrating new channels of distribution; adverse changes in currency exchange rates or raw material commodity prices, both in absolute terms and relative to competitors' risk profiles; delays in or unanticipated inefficiencies resulting from manufacturing and administrative reorganization actions in progress or contemplated by the strategic repositioning described in the press release dated January 27, 1998; and the continuation of modest economic growth in the United States and gradual improvement in the economic environment in Europe and Asia.
     In addition to the foregoing, the Corporation's ability to realize the anticipated benefits during 1998 and in the future of the restructuring program undertaken in 1996 and to be undertaken as part of the strategic repositioning of the Corporation is dependent upon current market conditions, as well as the timing and effectiveness of the relocation or consolidation of production and administrative processes. The ability to achieve certain sales and profitability targets and cash flow projections also is dependent upon the Corporation's ability to identify appropriate selected acquisitions that are complementary to the repositioned business units at acquisition prices that are consistent with these objectives.
     There can be no assurance that the Corporation will consummate the sales of the recreational products business, the glass container-forming and inspection equipment business, and the household products business in North America, Latin America, and Australia. Further, the Corporation's ability to realize the aggregate net proceeds from the sales of such businesses in excess of $500 million is dependent upon market conditions at the time of these sales.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
  Exhibit 99     Press release of the Corporation dated January 27, 1998.

                         THE BLACK & DECKER CORPORATION


                               S I G N A T U R E S


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE BLACK & DECKER CORPORATION


                               By   /s/ THOMAS M. SCHOEWE
                                        Thomas M. Schoewe
                                        Senior Vice President
                                           and Chief Financial Officer

Date:  January 27, 1998